UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 15, 2009

NNN 2003 Value Fund, LLC
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51295	20-122092
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California		92705
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(877) 888-7348

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

As previously reported on our Current Report on Form 8-K filed on April 27, 2009, May 6, 2009, May 20, 2009, May 27, 2009, June 4, 2009 and June 23, 2009 and in our Quarterly Report on Form 10-Q filed on May 18, 2009, we, through NNN VF 901 Civic, LLC, our subsidiary, along with NNN 901 Civic, LLC, entered into an Agreement for Purchase and Sale of Real Property and Escrow Instructions on April 21, 2009, or the Agreement, and six amendments to the Agreement, for the sale of 901 W. Civic Center Drive, located in Santa Ana, California, or the 901 Civic Center property, to Robert Ko, an unaffiliated third party, or the Buyer, for a sales price of $11,250,000. NNN VF 901 Civic, LLC and NNN 901 Civic, LLC are collectively referred to as the Seller. Our manager, Grubb & Ellis Realty Investors, LLC, is also the manager of NNN 901 Civic, LLC. We own, through NNN VF 901 Civic, LLC, a 96.9% interest in the 901 Civic Center property.

The Buyer and Seller entered into a Seventh Amendment to Agreement for Purchase and Sale, or the Seventh Amendment, effective July 15, 2009. The material terms of the Seventh Amendment provided for an extension of the closing of the sale of the property until July 17, 2009 and deletion of Section 8.3.2.1 of the Agreement.

The material terms of the Seventh Amendment are qualified in their entirety by the terms of the Seventh Amendment attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Seventh Amendment to Agreement for Purchase and Sale by and among NNN VF 901 Civic, LLC, NNN 901 Civic, LLC and Robert Ko, effective July 15, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NNN 2003 Value Fund, LLC

July 21, 2009	By:	/s/ Kent W. Peters

Name: Kent W. Peters
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Seventh Amendment to Agreement for Purchase and Sale by and among NNN VF 901 Civic, LLC, NNN 901 Civic, LLC and Robert Ko, effective July 15, 2009.